As filed with the U.S. Securities and Exchange Commission on July 14, 2023.
Registration No. 333-269138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDTECH ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	85-3009869
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
48 Maple Avenue
Greenwich, CT 06830
Telephone: (908) 391-1288
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher C. Dewey
Chief Executive Officer
48 Maple Avenue
Greenwich, CT 06830
(908) 391-1288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kevin M. Shuler, Esq. Paul D. Broude, Esq. Carolyn T. Long, Esq. Foley & Lardner LLP 100 North Tampa Street, Suite 2700 Tampa, Florida 33602 (813) 229-2300	Matthew Browne, Esq. Rupa Briggs, Esq. Alexander Gefter, Esq. Cooley LLP 10265 Science Center Dr. San Diego, California 92121 (858) 550-6000
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
MedTech Acquisition Corporation is filing this Amendment No. 7 to its registration statement on Form S-4 (File No. 333-269138) (the “Registration Statement”) as an exhibits-only filing to add Exhibits 10.31, 10.32, 10.33, and 10.34. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 21.   Exhibits and Financial Statements Schedules
		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1#	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc. (included as Annex A-1 to this proxy statement/prospectus).	Form 8-K	001-39813	2.1	November 14, 2022
2.2	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc. (included as Annex A-2 to this proxy statement/prospectus).	Form 8-K	001-39813	10.1	April 5, 2023
2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc. (included as Annex A-3 to this proxy statement/prospectus).	Form 8-K	001-39813	10.1	May 13, 2023
2.4	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc. (included as Annex A-4 to this proxy statement/prospectus).	Form 8-K	001-39813	10.1	July 6, 2023
3.1	Amended and Restated Certificate of Incorporation of MTAC.	Form 8-K	001-39813	3.1	December 23, 2020
3.2	Bylaws of MTAC.	Form S-1	333-251037	3.3	November 30, 2020
3.3	Second Amended and Restated Certificate of Incorporation of Combined Company (included as Annex B to this proxy statement/prospectus).

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
3.4	Amended and Restated Bylaws of Combined Company (included as Annex C to this proxy statement/prospectus).
3.5	Amendment to Amended and Restated Certificate of Incorporation of MTAC.	Form 8-K	001-39813	3.1	December 19, 2022
3.6	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc. (included as Annex G to this proxy statement/prospectus).
3.7	Second Amendment to Amended and Restated Certificate of Incorporation.	Form 8-K	001-39813	3.1	June 15, 2023
4.1	Specimen Unit Certificate of MTAC.	Form S-1/A	333-251037	4.1	December 9, 2020
4.2	Specimen Class A Common Stock Certificate of MTAC.	Form S-1/A	333-251037	4.2	December 9, 2020
4.3	Specimen Warrant Certificate of MTAC (included in Exhibit 4.4).	Form S-1/A	333-251037	4.3	December 9, 2020
4.4	Warrant Agreement, dated December 17, 2020, by and between MTAC and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	4.1	December 23, 2020
5.1	Opinion of Foley & Lardner LLP regarding the validity of the securities.	Form S-4/A	333-269138	5.1	July 6, 2023
10.1	Form of Amended and Restated Registration Rights Agreement, by and among TriSalus Life Sciences, Inc., MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	November 14, 2022
10.2	Form of Lock-up Agreement, by and among certain stockholders of TriSalus Life Sciences, Inc. and MedTech Acquisition Corporation.	Form 8-K	001-39813	10.2	November 14, 2022

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.3#	Sponsor Support Agreement, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc., and MedTech Acquisition Sponsor LLC.	Form 8-K	001-39813	10.3	November 14, 2022
10.4	Form of Stockholder Support Agreement, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc. and certain stockholders of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.4	November 14, 2022
10.5	Amendment to Underwriting Agreement, dated as of November 11, 2022, by and between MedTech Acquisition Corporation and Raymond James & Associates, Inc.	Form 8-K	001-39813	10.5	November 14, 2022
10.6	Term Sheet, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, TriSalus Life Science, Inc. and Magnetar Capital LLC.	Form 8-K	001-39813	10.6	November 14, 2022
10.7*	TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (included as Annex D to this proxy statement/prospectus).
10.8*	TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (included as Annex E to this proxy statement/prospectus).
10.9	Letter Agreement, dated December 17, 2020, by and among MedTech Acquisition Corporation, its officers and directors and MedTech Acquisition Sponsor LLC.	Form 8-K	001-39813	10.1	December 23, 2020
10.10	Investment Management Trust Agreement, dated December 17, 2020, by and between MedTech Acquisition Corporation and Continental Stock Transfer & Trust Company, as trustee.	Form 8-K	001-39813	10.2	December 23, 2020
10.11	Promissory Note issued to MedTech Acquisition Sponsor LLC, dated December 16, 2022.	Form 8-K	001-39813	10.1	December 19, 2022

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.12	Promissory Note issued to MedTech Acquisition Sponsor LLC, dated December 16, 2022.	Form 8-K	001-39813	10.2	December 19, 2022
10.13##	Asset Purchase Agreement, dated as of July 31, 2020, by and between Dynavax Technologies Corporation and Surefire Medical Inc. d/b/a TriSalus Life Sciences.	Form S-4/A	333-269138	10.13	April 21, 2023
10.14*##	Amended and Restated Employment Agreement, dated November 11, 2022, by and between TriSalus Life Sciences, Inc. and Mary Szela.	Form S-4/A	333-269138	10.14	April 21, 2023
10.15*##	Amended and Restated Employment Agreement, dated November 12, 2022, by and between TriSalus Life Sciences, Inc. and Steven C. Katz, MD.	Form S-4/A	333-269138	10.15	April 21, 2023
10.16*##	Executive Employment Agreement, dated July 9, 2022, by and between TriSalus Life Sciences, Inc. and Sean Murphy.	Form S-4/A	333-269138	10.16	April 21, 2023
10.17*##	Amended and Restated Executive Employment Agreement, dated October 11, 2022, by and between TriSalus Life Sciences, Inc. and Richard Marshak.	Form S-4/A	333-269138	10.17	April 21, 2023
10.18*##	Executive Employment Agreement, dated November 11, 2022, by and between TriSalus Life Sciences, Inc. and Jennifer L. Stevens.	Form S-4/A	333-269138	10.18	April 21, 2023
10.19*##	Executive Employment Agreement, dated November 4, 2022, by and between TriSalus Life Sciences, Inc. and Bryan F. Cox, Ph.D.	Form S-4/A	333-269138	10.19	April 21, 2023
10.20##	Strategic Collaboration Agreement, dated March 2, 2021, by and between Surefire Medical Inc. d/b/a TriSalus Life Sciences and The University of Texas M.D. Anderson Cancer Center.	Form S-4/A	333-269138	10.20	April 21, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.21	Amendment No. 1 to Term Sheet, dated as of March 4, 2023, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc. and Magnetar Capital LLC.	Form 8-K	001-39813	10.1	March 8, 2023
10.22	Form of Subscription Agreement (included as Annex F-1 to this proxy statement/ prospectus).	Form 8-K	001-39813	10.1	June 8, 2023
10.23	Backstop Letter Agreement, dated as of June 7, 2023, by and between MedTech Acquisition Corporation and MedTech Acquisition Sponsor LLC.	Form 8-K	001-39813	10.2	June 8, 2023
10.24##	Distribution and Collaboration Agreement, dated May 7, 2019, between Hangzhou Ruizhen Therapeutics Co., Ltd. and Surefire Medical, Inc. d/b/a TriSalus Life Sciences.	Form S-4/A	333-269138	10.24	June 8, 2023
10.25#	Office/Warehouse Lease, dated February 4, 2014 between Colorado Industrial Portfolio LLC and Surefire Medical, Inc., as amended	Form S-4/A	333-269138	10.25	July 6, 2023
10.26	Promissory Note issued to MedTech Acquisition Sponsor LLC, dated June 15, 2023.	Form 8-K	001-39813	10.1	June 15, 2023
10.27#	Engagement Letter Agreement, dated March 7, 2023, by and among MedTech Acquisition Corporation, MedTech Acquisition Sponsor LLC, and Ceros Financial Services, Inc.	Form S-4/A	333-269138	10.27	July 6, 2023
10.28	Amendment No. 1 to Engagement Letter Agreement, dated June 7, 2023, by and among MedTech Acquisition Corporation, MedTech Acquisition Sponsor LLC, and Ceros Financial Services, Inc.	Form S-4/A	333-269138	10.28	July 6, 2023
10.29	Form of Subscription Agreement (included as Annex F-2 to this proxy statement/ prospectus).	Form 8-K	001-39813	10.2	July 6, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.30	Letter Agreement, dated as of July 4, 2023, by and between MedTech Acquisition Corporation and MedTech Acquisition Sponsor LLC.	Form 8-K	001-39813	10.3	July 6, 2023
10.31	Promissory Note, dated December 30, 2021.	Form 8-K	001-39813	10.1	December 30, 2021
10.32	Promissory Note, dated January 28, 2022.	Form 8-K	001-39813	10.1	January 28, 2022
10.33	Form of Amendment No. 1 to Promissory Note of the Company.	Form 8-K	001-39813	10.1	December 2, 2022
10.34	Promissory Note of the Company, dated May 24, 2022.	Form 8-K	001-39813	10.1	May 26, 2022
21.1	List of Subsidiaries.	Form S-4	333-269138	21.1	January 6, 2023
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of MTAC.	Form S-4/A	333-269138	23.1	July 6, 2023
23.2	Consent of KPMG LLP, independent registered public accounting firm of TriSalus.	Form S-4/A	333-269138	23.2	July 6, 2023
23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).	Form S-4	333-269138	24.1	January 6, 2023
99.1	Consent of Mary Szela to be named as a director.	Form S-4	333-269138	99.1	January 6, 2023
99.2	Consent of Sean Murphy to be named as a director.	Form S-4	333-269138	99.2	January 6, 2023
99.3	Consent of Mats Wahlström to be named as a director.	Form S-4	333-269138	99.3	January 6, 2023
99.4	Consent of Andrew von Eschenbach to be named as a director.	Form S-4/A	333-269138	99.4	May 23, 2023
99.5	Consent of George Kelly Martin to be named as a director.	Form S-4/A	333-269138	99.5	May 23, 2023
99.6	Consent of David J. Matlin to be named as a director.	Form S-4/A	333-269138	99.6	May 23, 2023
99.7	Consent of Arjun Desai to be named as a director.	Form S-4/A	333-269138	99.7	May 23, 2023
99.8	Consent of Anil Singhal to be named as a director.	Form S-4/A	333-269138	99.8	May 23, 2023
99.9	Consent of Kerry Hicks to be named as a director.	Form S-4/A	333-269138	99.9	May 23, 2023

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
99.10	Preliminary Proxy Card.	Form S-4/A	333-269138	99.10	July 6, 2023
101.INS	Inline XBRL Instance Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table.	Form S-4/A	333-269138	107	May 23, 2023

*
Indicates management contract or compensatory plan or arrangement.

#
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that MTAC may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

##
Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type of information that the Registrant treats as private or confidential. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit, or any section thereof, to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of July, 2023.
MedTech Acquisition Corporation
By:
/s/ Christopher C. Dewey

Name:
Christopher C. Dewey

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher C. Dewey Christopher C. Dewey	Chief Executive Officer and Director	July 14, 2023
/s/ David J. Matlin David J. Matlin	Chief Financial Officer and Director	July 14, 2023
/s/ * Karim Karti	Chairman	July 14, 2023
/s/ * Martin Roche, MD	Director	July 14, 2023
/s/ * Thierry Thaure	Director	July 14, 2023
/s/ * Manuel Aguero	Director	July 14, 2023
/s/ * David L. Treadwell	Director	July 14, 2023

*By
/s/ Christopher C. Dewey

Christopher C. Dewey
Attorney-in-fact